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                                  June 25, 1996


Renco Metals, Inc.
238 North 2200 West
Salt Lake City, Utah  84116

Magnesium Corporation of America
238 North 2200 West
Salt Lake City, Utah  84116

Sabel Industries, Inc.
749 North Court Street
Montgomery, Alabama  36104

                  Re:      $150,000,000 Aggregate Principal Amount of     %
                           Senior Notes due 2003


Ladies and Gentlemen:

                  We have acted as special counsel to Renco Metals, Inc. ("Renco"), Magnesium Corporation of America ("Magcorp") and Sabel Industries, Inc. ("Sabel" and together with Renco and Magcorp, the "Issuers") in connection with the preparation of the Issuers' Registration Statement on Form S-1 (No. 333-4513) (the "Registration Statement"), which was filed with the Securities and Exchange Commission (the "Commission") on May 24, 1996, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on June 13, 1996, and Pre-Effective Amendment No. 2 being filed with the Commission on even date herewith and to which this opinion is an exhibit, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale of $150,000,000 aggregate principal amount of Renco's Senior Notes due 2003 (the "Notes"). The Notes are to be issued under an Indenture (the "Indenture"), to be dated __________________, 1996, by and among Renco, Magcorp
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Renco Metals, Inc.                       -2-                      June 25, 1996
Magnesium Corporation of America
Sabel Industries, Inc.


and Sabel, as guarantors (in such capacities, together, the "Guarantors"), and Fleet National Bank, as trustee (the "Trustee"). The Issuers intend to enter into an underwriting agreement (the "Underwriting Agreement") with Donaldson, Lufkin & Jenrette Securities Corporation, as underwriter (the "Underwriter").

                  We have examined and relied upon the following: (i) the Registration Statement, including the preliminary Prospectus constituting a part thereof; (ii) the form of Indenture filed as an exhibit on even date herewith; and (iii) the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Issuers and such other instruments and other certificates of public officials, officers, and representatives of the Issuers, and such other persons, as we have deemed appropriate as a basis for the opinions expressed below. We have also made such investigations of law as we have deemed appropriate. In arriving at the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine. In addition, we have assumed that the Notes and the guarantees of the Guarantors (the "Guarantees") will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

                  We are members of the Bar of the State of New York and do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the laws of the State New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

                  Based on the foregoing, we are of the opinion that the Notes and the Guarantees will be legally and validly issued and binding obligations of Renco and the Guarantors, as the case may be (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (i) the Registration Statement, as finally amended, shall have become effective under the Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Issuers and the Trustee; (ii) the Issuers' respective Board of Directors shall have duly adopted final resolutions authorizing the issuance and/or sale of the Notes and the Guarantees, as the case may be, as contemplated by the Registration Statement and the Indenture; and (iii) the Notes shall have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement.

                  We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the form of Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,

                                               /s/CADWALADER, WICKERSHAM & TAFT



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